Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Release AIG 175 Water Street New York, NY 10038 www.aig.com	Contacts: Liz Werner (Investors): 212-770-7074; elizabeth.werner@aig.com Matt Gallagher (Media): 212-458-3247; matthew.gallagher2@aig.com

AIG ANNOUNCES FINAL RESULTS OF ITS TENDER OFFERS

NEW YORK, July 11, 2014 – American International Group, Inc. (NYSE: AIG) today announced the final results as of 11:59 p.m., New York City time, on July 10, 2014 (the “Expiration Date”) of its previously announced cash tender offers for up to $1.8 billion maximum aggregate purchase price of the junior subordinated debentures issued or guaranteed by AIG listed in the table below under the caption “Junior Tender Offer” (the “Junior Debt Securities”) and up to $700 million maximum aggregate purchase price of the senior notes and debentures issued or guaranteed by AIG listed in the table below under the caption “Senior Tender Offer” (the “Senior Debt Securities” and, together with the Junior Debt Securities, the “Securities”), pursuant to its offer to purchase dated June 12, 2014 (the “Offer to Purchase”). The complete terms of the tender offers, including certain capitalized terms used but not defined herein, are set forth in the Offer to Purchase and, as applicable, the related letter of transmittal.

“The successful completion of the tender offers continues to illustrate that AIG is delivering on its capital management goals while illustrating its financial flexibility,” said Robert H. Benmosche, President and Chief Executive Officer of AIG.

As of the Expiration Date, the principal amount of Securities of each series outstanding and validly tendered and accepted by AIG, the Acceptance Priority Level (where applicable) and the Total Consideration per $1,000, £1,000 or €1,000 principal amount are as set forth in the table below. The Total Consideration includes an early participation amount of $50, £50 or €50 per $1,000, £1,000 or €1,000 principal amount, as applicable (the “Early Participation Amount”), of Securities validly tendered prior to 5:00 p.m., New York City time, on June 25, 2014 (the “Early Participation Date”) and accepted for purchase. Holders whose Securities were validly tendered after the Early Participation Date and on or prior to the Expiration Date and accepted for purchase will be entitled to receive the Total Consideration less the Early Participation Amount.

The Payment Date is expected to be on July 14, 2014. Holders whose Securities are accepted for purchase will receive accrued interest up to but not including the Payment Date.

FOR IMMEDIATE RELEASE

Title of Security	Security Identifier(s)	Principal Amount Outstanding	Principal Amount Tendered	Principal Amount Accepted	Acceptance Priority Level	Total Consideration(1)
		(in millions)	(in millions)	(in millions)
Junior Tender Offer
5.75% Series A-2 Junior Subordinated Debentures	ISIN: XS0291641420	£244.0	£78.6	£71.4	N/A	£1,051.34
8.000% Series A-7 Junior Subordinated Debentures	ISIN: XS0365324838 (144A) XS0365323608 (Reg. S)	€127.0	€77.6	€70.4	N/A	€1,222.53
8.625% Series A-8 Junior Subordinated Debentures	ISIN: XS0365317113 (144A) XS0365314284 (Reg. S)	£138.2	£60.6	£54.1	N/A	£1,199.16
8 1⁄2% Junior Subordinated Debentures Due 2030	CUSIP: 00138GAA7 ISIN: US00138GAA76	$280.7	$31.9	$29.6	N/A	$1,351.11
6.25% Series A-1 Junior Subordinated Debentures	CUSIP: 026874BE6 ISIN: US026874BE68	$608.7	$126.9	$112.4	N/A	$1,130.26
8.175% Series A-6 Junior Subordinated Debentures	CUSIP: 026874BS5 U02687BW7 (Reg. S) 026874BR7 (144A) ISIN: USU02687BW75 (Reg. S) US026874BR71 (144A)	$3,632.6	$870.8	$809.4	N/A	$1,393.48
7.57% Junior Subordinated Deferrable Interest Debentures, Series A	CUSIP: 00138GAB5 ISIN: US00138GAB59	$272.3	$78.0	$71.3	N/A	$1,334.00
8 1⁄8% Junior Subordinated Deferrable Interest Debentures, Series B	CUSIP: 00138GAC3 ISIN: US00138GAC33	$445.0	$42.4	$39.2	N/A	$1,409.38
Senior Tender Offer
8 1⁄8% Debentures Due April 28, 2023	CUSIP: 866930AB6 ISIN: US866930AB63	$100.0	$13.6	$13.6	1	$1,306.00
6.765% Sterling Notes Due November 15, 2017	ISIN:XS0827565663 ISIN: XS0702072900 (144A) XS0702072819 (Reg. S)	£662.2	£125.2	£125.2	2	£1,142.21
6.797% Euro Notes Due November 15, 2017	ISIN: XS0827566711 ISIN: XS0702072140 (144A) XS0702071928 (Reg. S)	€160.9	€99.1	€99.1	3	€1,192.87
7 1⁄2% Notes Due 2025	CUSIP: 026351AU0 ISIN: US026351AU04	$150.0	$14.5	$14.5	4	$1,335.97
6.400% Notes Due 2020	CUSIP: 026874BW6 ISIN: US026874BW66	$1,500.0	$350.3	$214.1	5	$1,209.69
6 5⁄8% Notes Due 2029	CUSIP: 026351AZ9 ISIN: US026351AZ90	$150.0	$17.3	$0.0	6	$1,256.67
5.850% Medium-Term Notes, Series G, due January 16, 2018	CUSIP: 02687QDG0 ISIN: US02687QDG01	$2,500.0	$324.8	$0.0	7	$1,138.56
6.820% Dollar Notes Due November 15, 2037	CUSIP: 026874CW5 (144A) CUSIP: U02687 CJ5 (Reg. S) ISIN:US026874CW57 ISIN: US026874CE59 (144A) ISIN: USU02687CJ55 (Reg. S)	$256.2	$168.8	$0.0	8	$1,363.54
5.60% Medium-Term Notes, Series G, due October 18, 2016	CUSIP: 02687QBC1 ISIN: US02687QBC15	$750.0	$57.6	$0.0	9	$1,099.07

(1)	Assuming the Payment Date occurs on July 14, 2014.

FOR IMMEDIATE RELEASE

The tender offers were oversubscribed. Accordingly, AIG has accepted all Junior Debt Securities validly tendered and not withdrawn on a prorated basis, as described in the Offer to Purchase and set forth in the table above. AIG has accepted all Senior Debt Securities validly tendered and not withdrawn with Acceptance Priority Levels 1 through 4, and the Senior Debt Securities validly tendered and not withdrawn with an Acceptance Priority Level of 5 have been accepted on a prorated basis, as described in the Offer to Purchase and set forth in the table above. No Senior Debt Securities having Acceptance Priority Levels of 6 to 9 have been accepted by AIG.

AIG retained Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, J.P. Morgan Securities plc and Wells Fargo Securities, LLC as the Joint Lead Dealer Managers; ANZ Securities, Inc., Mizuho Securities USA Inc., Santander Investment Securities Inc., SMBC Nikko Securities America, Inc. and Standard Chartered Bank as Co-Dealer Managers; and ING Financial Markets LLC, Natixis Securities Americas LLC, PNC Capital Markets LLC, Samuel A. Ramirez & Company, Inc., Sandler O’Neill & Partners, L.P. and The Williams Capital Group, L.P. as Junior Co-Dealer Managers, for the tender offers. Global Bondholder Services Corporation was the Information Agent and Depositary for the tender offers. For additional information regarding the expiration of the tender offers or expected Payment Date, please contact: Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect); Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or (212) 538-2147 (collect); J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4811 (collect); J.P. Morgan Securities plc at (+44) 20 7134 3414 (collect); Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4760 (collect); or Global Bondholder Services Corporation by telephone at (212) 430-3774 (for banks and brokers only), (866) 470-3800 (for all others toll-free) or +001-212-430-3774 (international), by email at aig@gbsc-usa.com and online at www.gbsc-usa.com/aig.

Certain statements in this press release, including those describing the payment for tendered securities in the tender offers, constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

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American International Group, Inc. (AIG) is a leading international insurance organization serving customers in more than 130 countries and jurisdictions. AIG companies serve commercial, institutional, and individual customers through one of the most extensive worldwide property-casualty networks of any insurer. In addition, AIG companies are leading providers of life insurance and retirement services in the United States. AIG common stock is listed on the New York Stock Exchange and the Tokyo Stock Exchange.

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AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries, and coverage is subject to actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.